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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported)
                                 August 14, 1998
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                            RSL COMMUNICATIONS, LTD.
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             (Exact name of registrant as specified in its charter)

                                     BERMUDA
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                 (State or other jurisdiction of incorporation)

                0-23139                                 N/A
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        (Commission File Number)        (IRS Employer Identification Number)

              Clarendon House, Church Street, Hamilton HM CX Bermuda
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                    (Address of Principal Executive Offices)

        Registrant's telephone number, including area code (441) 295-2832
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                                    Page 1 of 97

                         Exhibit Index appears on Page 4

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On August 14, 1998 (the "Closing Date"), RSL COM Telco UK Limited, RSL COM Telco Belgium NV and RSL COM Telco Deutschland GmbH, each a subsidiary of RSL Communications, Ltd. ("RSL") completed the acquisition of substantially all of the business and assets of each of Motorola Limited (United Kingdom), SA Motorola NV (Belgium) and Motorola Electronic GmbH (Germany), respectively. RSL COM Telco France S.A., a subsidiary of RSL, anticipates completing the acquisition of substantially all of the business and assets of Motorola SA (together, with Motorola Limited, SA Motorola NV and Motorola Electronic GmbH, the "Motorola Group") on or about September 30, 1998. The business of the Motorola Group consists primarily of the resale of cellular airtime services and the sale and distribution of Motorola(TM) cellular telephones and related products carried on in each of the United Kingdom, Belgium, Germany and France. The purchase price for the assets of the Motorola Group was $75 million, which was paid in cash, plus the assumption of a working capital deficit of approximately $25 million.(1) RSL has recorded each of the transactions under the purchase accounting method. The purchase price for the assets of the Motorola Group was paid from RSL's available cash.(1)

The terms of each business sale agreement, including the amount of the purchase price, were negotiated by the parties on an arm's length basis. The purchase price paid for the assets of the Motorola Group may be adjusted after the Closing Date in accordance with the terms of each of the business sale agreements. RSL intends to continue to utilize the assets purchased in its business.

ITEM 7. EXHIBITS

1. Restated Umbrella Agreement, dated as of June 26, 1998, among Motorola Limited, SA Motorola NV, Motorola Electronic GmbH, Motorola SA and RSL Communications, Ltd.

2.    Company Press Release dated June 29. 1998.

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(1)   A portion of this purchase price and working capital deficit relating to
      Motorola SA will be paid and assumed on or about September 30, 1998

                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized this 25th day of August, 1998.

                                      RSL COMMUNICATIONS, LTD.


                                      By: /s/ Mark J. Hirschhorn
                                         -------------------------------
                                      Name: Mark J. Hirschhorn
                                      Title: Vice President - Finance
                                             and Global Controller

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                                  EXHIBIT INDEX

Exhibit                         Description
-------                         -----------

1. Restated Umbrella Agreement, dated as of June 26, 1998, among Motorola Limited, SA Motorola NV, Motorola Electronic GmbH, Motorola SA and RSL Communications, Ltd.

2.          Company Press Release dated June 29, 1998.

                                    SCHEDULE

The schedules and exhibits to the Restated Umbrella Agreement are omitted pursuant to Rule 601(b)(2) of Regulation S-K(2). This schedule contains summary information extracted from the schedules to the Restated Umbrella Agreement and is qualified by its entirety by reference to such schedules and exhibits. Capitalized terms used herein without definition shall have the respective meanings assigned to such terms in the Restated Umbrella Agreement.

Schedules

Schedule 1
Lists all the employees of the relevant Seller.

Schedule 2
Lists the assets used by the relevant Seller in connection with the relevant part of the Business which are excluded from the sale to the Buyer.

Schedule 3
Lists the plant, machinery, equipment, fixtures, fittings, vehicles and other objects used by the relevant Seller in connection with the relevant part of the Business.

Schedule 4
Sets forth all industrial and intellectual property rights of any of the Sellers used in or for the purposes of the Business.

Schedule 5
[intentionally omitted]

Schedule 6
Sets forth the procedures in which accounting records are to be prepared by the parties.

Schedule 7
Sets forth the allocation of price among each of the UK Business, German Business, French Business and Belgian Business.

Schedule 8
Lists Agreed Form Documents

Schedule 9
Lists the Sellers' facilities.

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(2)   The Registrant has determined that Schedule 6 and portions of Schedule 8 may be deemed material to an investment decision and, accordingly, has filed each of Schedule 6 and portions of Schedule 8, excluding any schedules attached thereto, with this report. In connection with the filing of Schedule 8, only the Business Sale Agreements may be deemed material, and as to those the Registrant is only filing the UK Business Sale Agreement, since it is substantially the same as each of the German Business Sale Agreement, French Business Sale Agreement and Belgian Business Sale Agreement.